UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On October 30, 2008, the registrant, Ebix, Inc. (NASDAQ: EBIX), announced via a press release that it had issued a number of clarifications regarding its recently released final firm, time bound, all stock offer at $0.85 per share in respect to a business combination transaction with HealthAxis, Inc. (“HealthAxis”) (NASDAQ: HAXS).  Ebix (or the “Company), in response to quires received from HeathAxis’s investment relations group and its shareholders, determined that it was best interest of the HealthAxis shareholders and the Company to provide these clarifications in a public manner.

A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference. A copy of Ebix’s letter to the HealthAxis board of directors is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01: Exhibits.

The following exhibits are being furnished with this report pursuant to Item 8.01of this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 30, 2008 re: Ebix’s Firm, Time Bound Offer to Purchase Healthaxis.
99.2	Letter dated October 30, 2008 from Ebix to HealthAxis’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By: /s/ Robert F. Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

October 30, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 30, 2008 re: Ebix’s Firm, Time Bound Offer to Purchase Healthaxis.
99.2	Letter dated October 30, 2008 from Ebix to HealthAxis’s Board of Directors.